EXHIBIT "2"

                    EASTCO INDUSTRIAL SAFETY CORP.

                 1996 NON-QUALIFIED STOCK OPTION PLAN


SECTION 1 - OBJECTIVE

     The objective of the Eastco Industrial Safety Corp. 1996 Non-Qualified Stock Option Plan (the "Plan") is to attract and retain the best available executive personnel, other key employees, consultants and others to be responsible for the management, growth and success of the business, and to provide an incentive for such individuals to exert their best efforts on behalf of the Company and it shareholders.

SECTION 2 - DEFINITIONS

     Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in section 2. In addition to the definitions provided in this section 2, certain words and phrases used in the Plan and any Agreement (as herein defined) may be defined elsewhere in the Plan or in such Agreement.

          Act: The Securities Exchange Act of 1934, as amended.

          Agreement: The document which evidences the grant of any Award under the Plan and which sets forth the terms, conditions, and limitations relating to such Award.

          Award: The grant of any stock option.

          Board: The Board of Directors of Eastco Industrial Safety Corp.

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          Code: The Internal Revenue Code of 1986, as amended, and
          including the regulations promulgated pursuant thereto.

          Committee: (i) The Stock Option Committee of the Board of Directors of the Company, which shall consist of two or more members; or
          (ii) such other entity as authorized under Rule 16b-3 promulgated under the Act, as the same may be amended or supplemented from time to time. The members of the Committee shall be "disinterested" persons within the meaning of Rule 16b-3. No member of the Committee shall be eligible to receive Awards under the Plan unless permitted by such Rule 16b-3.

          Common Stock: The present shares of Common Stock of the Company, and any shares into which such shares are converted, changed or reclassified.

          Company: Eastco Industrial Safety Corp., a New York corporation, and its groups, divisions and subsidiaries.

          Employee: Any person employed by the Company as an employee.

          Fair Market Value or "FMV": The fair market value of Common Stock on a particular day shall be the closing price of the Common Stock on NASDAQ, or if not applicable, by the National Quotations Bureau or any other national stock exchange on which the Common Stock is traded, on such date.

          Option: The right to purchase Common Stock of the Company at a stated price for a specified period of time. For purposes of the Plan, the option is a Non-Qualified Stock Option.

          Participant: Any Employee designated by the Committee to participate in the Plan.

          Shares: Shares of Common Stock.

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SECTION 3 - COMMON STOCK

     3.1 - Number of Shares.  Subject to the provisions of Section 3.3,
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the number of Shares which may be issued for Options granted under the
Plan may not exceed 300,000 Shares.

     3.2 - Re-Usage.  If an Option expires or is terminated, surrendered,
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or canceled without having been fully exercised, or if any other grant results in any Shares not being issued, the Shares covered by such Option shall again be immediately available for Awards under the Plan.

     3.3 - Adjustments.  In the event of any change in the outstanding
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Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of Shares available for Options, and the number of Shares subject to outstanding Options, and the price thereof, and the Fair Market Value, as applicable, shall be proportionately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

SECTION 4 - ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those key employees, consultants, and others selected by the Committee to participate in the Plan who hold positions of responsibility and whose participation in the Plan the Committee or management of the Company determines to be in the best interests of the Company.

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SECTION 5 - ADMINISTRATION

     5.1 - Committee.  The Plan shall be administered by the Committee,
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which shall consist of: (i) not less than two (2) directors of the Company; or
(ii) such other members as authorized under Rule 16b-3 of the Act and who shall not be eligible to participate in the Plan. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

     5.2 - Authority.  The Committee shall have the sole and complete
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authority to:

          (a) determine the individuals to whom awards are granted, the amounts of the awards to be granted and the time of all such grants;

          (b) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

          (c)  interpret and construe the Plan and all Agreements;

          (d) prescribe, amend and rescind rules and regulations relating to the Plan;

          (e)  determine the content and form of all Agreements;

          (f)  determine all questions relating to Awards under the Plan;

          (g)  maintain accounts, records and ledgers relating to Awards;

          (h)  maintain records concerning its decisions and proceedings;

          (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

          (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

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     5.3 - Determinations.  All determinations, interpretations, or other
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actions made or taken by the Committee pursuant to the provisions of the
Plan shall be final, binding and conclusive for all purposes and upon all persons.

     5.4 - Delegation.  Except as required by Rule 16b-3 promulgated
           -----------
under the Act (and any successor to such rule) with respect to the grant of Awards to Participants who are subject to Section 16 of the Act, the Committee may delegate to appropriate senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.


SECTION 6 - STOCK OPTIONS

     6.1 - Type of Option.   It is intended that only non-qualified stock
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options may be granted by the Committee under the Plan.

     6.2 - Grant of Option.  An Option may be granted to Participants at
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such time or times as shall be determined by the Committee.  Each Option shall be evidenced by an Option Agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.3 - Option Price.  The per share option price shall be not less
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than 100% of the Fair Market Value at the time the Option is granted.

     6.4 - Exercise of Options.  Options awarded under the Plan shall be
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exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that no Option shall be exercisable for more than 10 years after the date on which it is granted.

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     6.5 - Payment.  The Committee shall determine the procedures
           --------
governing the exercise of Options, and shall require that the per share option price be paid in full at the time of the exercise. The Committee may, in its discretion, permit a Participant to make payment in cash, in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price or through a "Cashless Exercise".

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     If a Participant elects to utilize a Cashless Exercise, he shall be entitled to a credit equal to the amount of that equity by which the current Fair Market Value exceeds the option price on that number of options surrendered and to utilize that credit to exercise additional options held by him that such equity could purchase. There shall be canceled that number of options utilized for the credit and for the options exercised for such credit. For example, if the Participant has options to acquire 20,000 shares which are exercisable, the Fair Market Value is $2.00 per share, the exercise price is $1.25 per share, and the Participant elects to utilize for a credit 10,000 options ($7,500), then upon a Cashless Exercise in connection therewith he shall be entitled to acquire 6,000 shares of Common Stock in exchange for the options for 10,000 shares for which a credit has been received and option for 6,000 shares have been exercised. The Participant will still have exercisable options to acquire 4,000 shares of Common Stock.

     As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares.

     6.6 - Rights of a Shareholder.  Until the exercise of an Option and
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the issuance of the Shares in respect thereof, a Participant shall have

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no rights as a Shareholder with respect to the Shares covered by such
Option.


SECTION 7 - AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

     The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant.


SECTION 8 - TERMINATION OF EMPLOYMENT

     8.1 - Termination of Employment Due to Retirement.  Unless otherwise
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determined by the Committee at the time of grant, in the event a
Participant's employment terminates by reason of retirement, any Option granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration of the term of the Option or within one (1) year following the Participant's termination of employment, whichever period is shorter.

     8.2 - Termination of Employment Due to Death or Disability.  Unless
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otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated by reason of death or disability, any Option granted to such Participant which is then outstanding may be exercised by the Participant or the Participant's legal representative at any time prior to the expiration date of the term of the Option or within six (6) months following Participant's termination of employment, whichever period is shorter.

     8.3 - Termination of Employment for Any Other Reason.  Unless
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otherwise determined by the Committee at the time of grant, in the event

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the employment of the Participant shall terminate for any reason other than misconduct or one described in Section 8.1 or 8.2, any Option granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or within three (3) months following the Participant's termination of employment, whichever period is shorter. If the employment of a Participant is terminated by the Company by reason of the Participant's misconduct, any outstanding Option shall cease to be exercisable on the date of the Participant's termination of employment. As used herein, "misconduct" means that the Participant has engaged, or intends to engage, in competition with the Company, has induced any customer of the Company to breach any contract with the Company, has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has committed an act of embezzlement, fraud, or theft with respect to the property of the Company, or has deliberately disregarded the rules of the Company in such manner as to cause any loss, damage, or injury to, or otherwise endanger the property, reputation, or employees of the Company or has otherwise failed to act in a faithful or diligent manner on behalf of the Company. The Committee shall determine whether a Participant's employment is terminated by reason of misconduct.

     8.4 - Accrual of Right at Date of Termination.  The Participant
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shall have the right to exercise an Option as indicated in Sections 8.1,
8.2 and 8.3 only to the extent the Participant's right to exercise such Option had accrued at the date of termination of employment pursuant to the terms of the Option Agreement and had not previously been exercised.


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SECTION 9 - MISCELLANEOUS PROVISIONS

     9.1 - Non-Transferability of Awards.  Unless otherwise determined by
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the Committee at the time of grant, and except as provided in Section 8, no Awards granted under the Plan shall be assignable, transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.

     9.2 - No Guarantee of Employment by Participation.  Nothing in the
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Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company. No employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

     9.3 - Tax Withholding.  The Company shall have the authority to
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withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions are the Committee shall require, to have Shares otherwise issuable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

     9.4 - Governing Law.  The Plan and all determinations made and
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actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the laws of the State of New York and construed in accordance therewith.

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     9.5 - Effective Date.  The Plan shall be submitted to the
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Shareholders of the Company for approval at the Special Meeting of
Shareholders of the Company scheduled to be held on August 12, 1996 (the "Special Meeting") and shall be effective immediately upon: (i) such approval by the Shareholders of the Company, provided, however, that no Award requiring the issuance of shares shall be exercised or paid out unless at the time of such exercise or payout (a) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is

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otherwise exempt from the registration requirements of such Act, and
(b) such Shares are quoted on NASDAQ or on any other securities exchange upon which the Common Stock of the Company is listed; (ii) shareholder approval and adoption at the Special Meeting of a one-for-ten reverse stock split of the Company's Common Stock (the "Reverse Split"); and
(iii) completion of the Reverse Split.  The Plan shall terminate May 12,
2006.

     9.6 - Provisions Relating to Section 16 Persons.  Notwithstanding
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any other provision herein, any Award granted hereunder to an Employee who is then subject to Section 16 of the Act shall not be transferrable other than by will or the laws of descent and distribution and shall be exercisable during the Employee's lifetime only by him or by his guardian or legal representative.